UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 16, 2008

NANOSENSORS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1475 Veterans Blvd.
Redwood City, CA 94063
(Address and zip code of principal executive offices)

(650) 641-2349
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2008, NanoSensors, Inc. (“NanoSensors” or the “Registrant”) signed a letter of intent (the “Letter of Intent”) to acquire all of the issued and outstanding shares of The Gaming Network, A.G. (“TGNAG”), a privately owned Panamanian corporation. Through its subsidiaries and from closing, TGNAG will conduct and offer a European-licensed (Malta) software licensing operation and ancillary services business for online bingo and casino sites operating outside the United States. The Letter of Intent provided that TGNAG will merge with and into NanoSensors’ wholly owned Panamanian subsidiary, Cuchulainn Acquisition Inc. (“Acquisition”) (or another wholly owned Panamanian subsidiary of NanoSensors), and for NanoSensors to deliver merger consideration comprising shares of NanoSensors Common Stock to the stockholders of TGNAG. The Letter of Intent contemplated that, upon the consummation of the merger, the stockholders of TGNAG would own between 80 and 85 percent of the outstanding shares of NanoSensors’ Common Stock.

On May 9, 2008, NanoSensors executed a senior promissory note (the “Old Promissory Note”) evidencing the first of these loans and on May 12, 2008, TGNAG advanced $100,000 to NanoSensors. On July 22, 2008, TGNAG advanced the balance of the loan. As required by the Letter of Intent, TGNAG has caused its Maltese subsidiary, The Gaming Network Limited, to grant to NanoSensors the right to use the name “The Gaming Network” in the corporate name of NanoSensors and in its trade names, service marks and other commercial indicia, whether or not the merger is completed. The Letter of Intent contained a number of binding provisions of a customary nature, such as those respecting confidentiality, press releases and restrictions on trading NanoSensors Common Stock. A copy of the Old Promissory Note was filed as Exhibit 10.1 to the Current Report of NanoSensors on Form 8-K on May 13, 2008.

On September 16, 2008, the Company and TGNAG amended the Letter of Intent (as amended, the “Amended Letter of Intent”) to provide, among other things, that:

(i)
upon the consummation of the merger (and, in the event that preferred stock shall be issued as the merger consideration, the conversion thereof), the holders of TGNAG shares, as such, will own collectively between 82% and 88% of the issued and outstanding NanoSensors common stock, as determined by the parties based upon their respective due diligence, a fairness report commissioned by NanoSensors’ board of directors and such other factors as the parties may deem relevant;

(ii)
the parties will use their reasonable efforts to enter into the Merger Agreement on or prior to October 31, 2008, and to ensure that the closing will occur on or before the fourth day after the signing of the Merger Agreement;

(iii)	the Amend Letter of Intent will expire as of the earlier of the close of business on November 30, 2008, or the signing of the definitive Merger Agreement, unless otherwise agreed by the parties; and

(iv)	TGNAG will grant the Company a new bridge loan.

The new bridge loan has an initial principal amount of $250,000.00 (comprising the $200,000 principal amount of the Old Promissory Note plus the $50,000.00 that TGNAG advanced to the Company upon execution of the promissory note evidencing the new bridge loan). TGNAG is required by the Amended Letter of Intent to increase the principal amount of the new bridge loan by advancing an additional $50,000 to the Company upon its request, not to be made earlier than October 15, 2008. NanoSensors’ obligation to repay the loan is unconditional and matures on April 30, 2009. The loan accrues interest at an annual rate of 5% (365-day year for actual days elapsed). The Old Promissory Note has been retired. A copy of the promissory note evidencing the new bridge loan is filed as Exhibit 10.1 to this Current Report.

As set forth in paragraph (i), above, the Amended Letter of Intent contemplates that, upon the consummation of the merger (and, in the event that preferred stock shall be issued as the merger consideration, the conversion thereof), the holders of TGNAG shares, as such, will own collectively between 82% and 88% of the issued and outstanding NanoSensors common stock; the original Letter of Intent provide for a range of between 80% and 85%. The change in the range was assented to by the Company because of TGNAG’s agreement to execute and deliver the New Promissory Note, which it was not otherwise obligated to do, and because TGNAG has informed the Company that the value of the assets that it will possess upon the closing of the merger will be greater than was contemplated when the Letter of Intent was signed.

The completion of the merger will be subject to several conditions, including the negotiation and execution of a definitive merger agreement among NanoSensors, TGNAG and Acquisition (or another wholly-owned Panamanian subsidiary of NanoSensors), the completion of due diligence by the parties, the approval of the transaction by the Board of Directors of NanoSensors, Acquisition and TGNAG and by the stockholders of TGNAG and Acquisition, completion of audited financial statements for The Gaming Network Limited, the receipt by the Company of a fairness opinion and other conditions. If a definitive agreement is signed and the conditions are satisfied, the merger is expected to close during the fourth calendar quarter of 2008. However, there can be no assurance that a definitive agreement will be executed or that, if it is, the transaction will be completed.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed or furnished herewith:

10.1	Senior Promissory Note, dated September 16, 2008, of NanoSensors in favor of The Gaming Network, A.G.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NANOSENSORS, INC.

By:	/s/ Robert Baron
Name:	Robert Baron
Title:	Interim Chief Executive Officer
Date:	September 22, 2008

 EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Promissory Note, dated September 16, 2008, of NanoSensors in favor of The Gaming Network, A.G.